UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2022

Brooklyn ImmunoTherapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 58th Street, Building A, Suite 2100
Brooklyn, New York	11220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	BTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Former Independent Registered Public Accounting Firm

On January 18, 2022, Brooklyn ImmunoTherapeutics, Inc., a Delaware corporation (the “Company) notified Marcum LLP (“Marcum”) that it will be dismissed as the Company’s independent registered public accounting firm effective after the completion of Marcum’s audit of the Company’s financial statements for the year ended December 31, 2021. The Audit Committee of the Company’s Board of Directors (the “Board”) approved Marcum’s dismissal on January 18, 2022.

Marcum performed audits of the Company’s consolidated financial statements for the years ended December 31, 2020 and 2019. Marcum’s reports for such years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two years ended December 31, 2020, and from December 31, 2019 through January 24, 2022, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of such disagreements in connection with its report, or (ii) “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K, that would require disclosure under Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses previously reported in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021 related to (a) segregation of duties and (b) documentation of policies and procedures critical to the accomplishment of financial reporting objectives. The Company furnished Marcum with a copy of the disclosure contained in this Item 4.01 prior to filing this Current Report on Form 8-K with the SEC and requested that Marcum furnish it with a letter addressed to the SEC stating whether or not it agreed with the statements made by the Company in this Item 4.01 insofar as they relate to Marcum’s audit services and engagement as the Company’s independent registered public accounting firm. Marcum has furnished a letter addressed to the SEC dated January 24, 2022, a copy of which is attached hereto as Exhibit 16.1.

(b) Appointment of New Independent Registered Public Accounting Firm

On January 18, 2022, the Company notified Grant Thornton LLP (“Grant Thornton”) that the Audit Committee of the Board had selected Grant Thornton to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and related interim periods.

During the two years ended December 31, 2021 and from December 31, 2019 through January 24, 2022, neither the Company nor anyone acting on its behalf has consulted Grant Thornton regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
16.1	Marcum, LLP letter dated January 24, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brooklyn ImmunoTherapeutics, Inc.

Dated: January 24, 2022	By:	/s/ Howard J. Federoff
Howard J. Federoff
Chief Executive Officer and President